NEWS RELEASE
Contact:
    Drew Prairie
 AMD Communications
(512) 602-4425
drew.prairie@amd.com

Laura Graves
AMD Investor Relations
(408) 749-5467
laura.graves@amd.com
AMD Completes Acquisition of Xilinx
— Transaction creates high-performance and adaptive computing leader —

— AMD to offer industry’s strongest portfolio of leadership CPUs, GPUs, FPGAs and Adaptive SoCs to address approximately $135 billion market opportunity —
SANTA CLARA, Calif. — Feb. 14, 2022 — AMD (NASDAQ: AMD) today announced the completion of its acquisition of Xilinx in an all-stock transaction. The acquisition, originally announced on October 27, 2020, creates the industry’s high-performance and adaptive computing leader with significantly expanded scale and the strongest portfolio of leadership computing, graphics and adaptive SoC products. AMD expects the acquisition to be accretive to non-GAAP margins, non-GAAP EPS and free cash flow generation in the first year.
“The acquisition of Xilinx brings together a highly complementary set of products, customers and markets combined with differentiated IP and world-class talent to create the industry’s high-performance and adaptive computing leader,” said AMD President and CEO Dr. Lisa Su. “Xilinx offers industry-leading FPGAs, adaptive SoCs, AI engines and software expertise that enable AMD to offer the strongest portfolio of high-performance and adaptive computing solutions in the industry and capture a larger share of the approximately $135 billion market opportunity we see across cloud, edge and intelligent devices.”
Former Xilinx CEO Victor Peng will join AMD as president of the newly formed Adaptive and Embedded Computing Group (AECG). AECG remains focused on driving leadership FPGA, Adaptive SoC and software roadmaps, now with the additional scale of the combined company and the ability to offer an expanded set of solutions including AMD CPUs and GPUs.

“The rapid expansion of connected devices and data-intensive applications with embedded AI are driving the growing demand for highly efficient and adaptive high-performance computing solutions,” said Victor Peng. “Bringing AMD and Xilinx together will accelerate our ability to define this new era of computing by providing the most comprehensive portfolio of adaptive computing platforms capable of powering a wide range of intelligent applications.”
Upon close, Xilinx stockholders received 1.7234 shares of AMD common stock and cash in lieu of any fractional shares of AMD common stock for each share of Xilinx common stock. Xilinx common stock will no longer be listed for trading on the NASDAQ stock market.

Transaction Website
For more information about the transaction, investors are encouraged to visit the AMD/Xilinx Acquisition web page.
About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

CAUTIONARY STATEMENT
The statements in this press release include forward-looking statements concerning AMD, Xilinx, the transaction and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this press release relate to, among other things, the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom including that, AMD expects the acquisition to be accretive to non-GAAP margins, non-GAAP EPS and free cash flow generation in the first year. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; potential litigation associated with the transaction; the potential impact of the or consummation of the transaction on AMD’s or the combined company’s relationships with suppliers, customers, employers and regulators; and demand for the combined company’s products. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in AMD’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and AMD’s other filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. AMD does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.